GLOBAL AMENDMENT

This Global Amendment (this “Amendment”) is entered into as of November 11, 2014, by and between Inter-Mountain Capital Corp., a Delaware corporation (“Lender”), and Neah Power Systems, Inc., a Nevada corporation (“Borrower”). Any capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Note (defined below).

A.        Borrower previously issued to Lender a Secured Convertible Promissory Note dated May 5, 2014 in the original principal amount of $832,500.00 (the “Note”).

B.        The Note was issued pursuant to a Securities Purchase Agreement dated May 5, 2014 by and between Lender and Borrower (the “Purchase Agreement,” and together with the Note, and all other documents entered into in conjunction therewith, each as amended from time to time, the “Transaction Documents”).

C.        Borrower and Lender agree, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to modify certain terms related to the fixed Installment Amounts and Installment Dates set forth in the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.         Amendment to Note. Notwithstanding the provisions of Section 8 of the Note, which provides, among other things, that Borrower must pay a fixed Installment Amount on each Installment Date, Borrower and Lender hereby amend Section 8 of the Note, and all other relevant provisions therein, such that instead of Borrower being obligated to pay the full applicable Installment Amount on the applicable Installment Date, Borrower may pay in cash a smaller amount, and in such case or if Borrower fails to submit an Installment Notice, Lender shall then have the right to submit Installment Notices for Installment Conversions at the Installment Conversion Price in the amount and frequency as determined in Lender’s sole discretion subject to the Monthly Conversion Cap (as defined below). In order to pay a portion of the Monthly Conversion Cap in cash, Borrower must submit an Installment Notice by the first Trading Day of each calendar month specifying the portion of the Monthly Conversion Cap Borrower elects to pay in cash. If Borrower elects to pay a portion of the Monthly Conversion Cap in cash, Borrower must make such cash payment by the seventh (7th) day of such month. In the event Borrower elects to make payment in cash pursuant to an Installment Notice and then fails to make such cash payment by the seventh (7th) day of such month, then Borrower shall lose the right to make cash payments pursuant to Section 8 of the Note in the future. “Monthly Conversion Cap” means $69,375.00 per calendar month beginning in November 2014 as reduced by any cash payments made in accordance with this Section 2 during such month; provided, however, that any amount of the Monthly Conversion Cap not converted or paid in cash in any given calendar month shall carry forward to subsequent months and be added to such months’ Monthly Conversion Cap. For example, if Borrower paid $40,000.00 in cash in November 2014 and converted $40,000.00 in December 2014, then the Monthly Conversion Cap for January 2015 would be $128,125.00 ($208,125.00 ($69,375.00 Monthly Conversion Cap * 3) - $80,000.00 (amount actually converted/paid in cash in November and December)). For the avoidance of doubt, Borrower may not pay in cash any portion of the Monthly Conversion Cap that is carried forward into subsequent months. In any given month, Borrower’s cash payment under Section 8 of the Note may not exceed $68,375.00. Upon the occurrence of an Event of Default by Borrower under the Note, the Monthly Conversion Cap shall automatically terminate and be of no further force or effect and Borrower shall no longer have the option to make cash payments pursuant to Section 8 of the Note; provided, however, Borrower will still have the right to prepay the Note in cash pursuant to the procedure set forth in Section 1 of the Note. Notwithstanding the foregoing or anything herein to the contrary, nothing in this Amendment shall be deemed to modify Section 12 of the Note and the ownership limitation restrictions thereunder.

3.         Affirmation of Note. The Note, as amended hereby, shall be and remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment.

4.         Due Authorization. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents and warrants that Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

5.         Other Terms Unchanged. The Transaction Documents, as amended by this Amendment, remain in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to any Transaction Document after the date of this Amendment is deemed to be a reference to such Transaction Document as amended by this Amendment. If there is a conflict between the terms of this Amendment and any Transaction Document, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under any Transaction Document, as in effect prior to the date hereof.

6.         Certain Acknowledgments. Borrower and Lender acknowledge and agree that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the amendments to the Transaction Documents granted herein.

7.         Headings.  The headings contained in this Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of this Amendment.

8.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9.         Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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 IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

                                                                                                                BORROWER:

                                                                                                               Neah Power Systems, Inc.

                                                                                                                                                                                       By:

                                                                                                                                                                                       Name:

                                                                                                                                                                                       Title:

                                                                                                              LENDER:

                                                                                                              Inter-Mountain Capital Corp.

                                                                                                             By:

                                                                                                                    John M. Fife, President

                                                                                                                                                                   [Signature Page to Global Amendment]